Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in this registration statement of Triangle Bancorp, Inc. on Form S-8 (File No. 333-_____________) of our report dated January 19, 1998 on our audits of the consolidated financial statements of Triangle Bancorp, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report has been incorporated by reference in Triangle Bancorp, Inc.'s Annual Report on Form 10-K (File No. 0-21346) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934.


/s/ Coopers & Lybrand L.L.P.
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COOPERS & LYBRAND L.L.P.


Raleigh, North Carolina
April 30, 1998